EXHIBIT 10.1


                             WARRANT  AGREEMENT


        THIS WARRANT AGREEMENT (herein, the "Agreement") is dated as of the 23rd day o f April, 2004, and is by and between 21st Century Technologies, Inc., a Nevada corporation with offices at 2700 W. Sahara Avenue, Suite 440, Las Vegas, Nevada, 89102 (herein, "21st Century") and the Jane Butel Corporation, a Florida corporation with offices at 125 2nd Street NW, Albuquerque, New Mexico 87102 (herein, "Butel"), to-wit:

        WHEREAS, 21st Century at its discretion has or will advance up to an additional Two Hundred Thousand Dollars ($200,000.00) as is seasonably and reasonably required by Butel; and

        WHEREAS, in consideration of the advances hereinabove described, Butel wishes to issue variable warrants pursuant to the terms and conditions set forth in this Agreement, to-wit:

KNOW THEREFORE, ALL MEN BY THESE PRESENTS:

        For and in consideration of the premises, it is agreed as  follows:
 Section 1. Issuance and Conversion.

1.1 Issuance of Warrant Certificates. From the date funds are advanced, Butel shall issue to 21st Century a warrant certificates representing one warrant for each dollar advanced to Butel.

1.2 Conversion of Warrants to Common Stock. Each warrant shall be convertible to unrestricted common stock of Butel six (6) months from the date of issuance. The number of shares which shall be issued per warrant shall be determined by the following formula.

               ___________________________1______________________
          Share Price as of Conversion Date Pursuant to This Agreement

The Resulting Value shall then be multiplied by 3 to determine the number of unrestricted shares to be issued per warrant upon the event of exercise.

Example: As an example, and for example purposes only, the Share Price as defined by this Agreement on Conversion Date is $2.00 per share. $2.00 divided into 1 equals .50. .50 multiplied by 3 equals 1.5. Therefore, each warrant would be entitled to 1.5 shares of unrestricted Butel Common stock. For the purpose of avoiding fractional shares, the number of shares resulting from conversion in the aggregate shall be rounded upward. Therefore, if in the aggregate, the number of shares resulting from conversion applying the formula results in, a whole number plus a fraction, the resulting whole number shall be raised by one share.



Section 2. Warrants.


2.1 Form of Warrant Certificate. Each certificate evidencing Warrants ("Warrant Certificate") to be delivered pursuant to this Agreement shall be in registered form only, comply with the Corporation Law of he State of Nevada and any other applicable law, shall be signed by, or bear the facsimile signature of the Chair of the Board., President, President, a Senior Vice President, and the Secretary or Assistant Secretary of the Company's Seal. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificate shall have ceased to be the Chair ofthe Board, President, Senior Vice President or Vice President or the Secretary or Assistant Secretary of the Company before such Warrant Certificate has been issued, it may be issued with the same effects as if he had not ceased to be such at the date of issuance.

2.2.1 Warrants Register. The Company's Warrant Agent shall maintain books (the "Warrant Register") for the registration of the original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.2.2. Registered Holder. Prior to presentment for registration of transfer of any Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other than the Company or the Warrant Agent), for the purpose of any exercise or conversion thereof and any distribution to the holder thereof and for all other uses, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3. Warrant Terms.

3.1 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.2 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered, irrespective of the date of delivery of such certificate, except that, if the date of such surrender is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.


Section 4. Other Provisions Relating to Rights of Holders of Warrants.

4.1 No Rights as shareholder. A Warrant does not entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of meetings of shareholders or the election of directors of the Company or any other matter.

4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor, and date as the Warrant Certificate lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any times enforceable by anyone.

4.3 Reservation of Common Stock The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrant issued pursuant to this Agreement.

Section 5. Miscellaneous Provisions

5.1 Successors. All the Covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

5.2 Reliance on Company Statement. Whenever the performance of its duties under this Warrant Agreement in the Warrant Agent shall deem necessary or desirable that any fact or matter be proved or established by the Company prior to taking or permitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or permitted in good faith by it pursuant to the provisions of this Agreement.

5.3 Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to Indemnify the Warrant Agent and hold harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted to be done by the Warrant Agent in the performance of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

5.4 Persons Having Rights under This Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is Intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

5.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in Las Vegas, State of Nevada, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his or her Warrant or inspection by it.

5.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

                                              21st Century Technology, Inc.


                                              By: /s/ KEVIN ROMNEY
                                              _______________________________
                                                      Kevin Romney, President



                                              Jane Butel Corporation


                                              By: /s/ JANE BUTEL
                                              _______________________________
                                                      Jane Butel